UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2016

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 12, 2016, New Residential Investment Corp. (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated August 10, 2016 included in the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-213058).  The Prospectus Supplement was filed for the purpose of registering the issuance of securities pursuant to the New Residential Investment Corp. Nonqualified Stock Option and Incentive Award Plan (the “Plan”) or in connection with resales from time to time by certain individuals who are eligible to receive such securities (collectively, the “Selling Stockholders”).

Specifically, the Prospectus Supplement registers: (i) 14,901,609 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) as to which awards may be granted under the Plan in the future, and (ii) 1,708,708 shares of the Company’s Common Stock as to which awards have previously been granted under the Plan. The Company will receive the exercise or purchase price of certain stock-based awards under the Plan if and when such awards are exercised or purchased for cash.  The Company will not receive any proceeds if the stock-based awards are exercised on a cashless basis.

In addition, the Prospectus Supplement registers 1,453,527 shares of Common Stock that may be offered for resale from time to time by individuals to whom the shares (i) have been or may be issued under the Plan (including, without limitation, in connection with the exercise of options) or (ii) would be issued upon the exercise of options granted in connection with the spin-off of the Company from Newcastle Investment Corp. on May 15, 2013. The Company will not receive any proceeds from the sale of its Common Stock by such individuals.

In connection with the filing of the Prospectus Supplement, the Company is filing an opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On August 11, 2016, the Company filed a Current Report on Form 8-K (the “August 11 Form 8-K”) disclosing, among other things, the proposed acquisition of approximately $33 billion unpaid principal balance (“UPB”) of conventional mortgage servicing rights (“MSRs”) from Walter Investment Management Corp. (“Walter”) and approximately $35 billion UPB of MSRs representing substantially all of the assets of Walter Capital Opportunity, LP and its subsidiaries (collectively, “WCO”) and certain related assets of Walter, based on an agreement in principle, each as further described in the August 11 Form 8-K (the “Walter Transactions”).

On August 12, 2016, the Company filed a prospectus supplement (the “Capital Raise Prospectus Supplement”) to the prospectus dated August 10, 2016 included in the Company’s automatic shelf registration statement on Form S-3ASR (No. 333-213058) for an underwritten public offering of 20,000,000 shares of its Common Stock. The Capital Raise Prospectus Supplement included pro forma financial information of the Company that gives effect to the Walter Transactions and certain previously completed transactions. Attached hereto as Exhibit 99.1, and incorporated by reference into this Item 8.01, is such pro forma financial information. The Capital Raise Prospectus Supplement also included risk factors related to the Walter Transactions. Attached hereto as Exhibit 99.2, and incorporated by reference into this Item 8.01, are such risk factors.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma combined financial information of the Company as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015, giving effect to the Walter Transactions and certain previously completed transactions, which are incorporated herein by reference.

(d)	Exhibits

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Unaudited Pro Forma Combined Financial Information as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015

99.2	Risks Related to the Walter Transactions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Cameron D. MacDougall
Cameron D. MacDougall
Secretary

Date: August 12, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Unaudited Pro Forma Combined Financial Information as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015

99.2	Risks Related to the Walter Transactions